UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

Redback Networks Inc.

(Exact name of Registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 20, 2005

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Redback Networks Inc., which will be held at Redback’s principal executive offices located at 300 Holger Way, San Jose, California 95134 on Friday, May 6, 2005, at 1:00 p.m., Pacific Time.

Details of the business to be conducted at the annual meeting are given in the attached proxy statement and notice of annual meeting of stockholders.

It is important that your shares be represented and voted at the meeting. Your vote as a stockholder of Redback is important. YOU MAY VOTE YOUR SHARES BY:

—	casting your vote via the Internet at the website listed on your proxy card;

—	dialing the telephone number indicated on the enclosed proxy card and casting your vote in accordance with the instructions given to you on the telephone; or

—	marking, signing, dating and returning the enclosed proxy card as promptly as possible in the postage prepaid envelope provided.

You may also vote in person at the annual meeting, even if you use any of the three options above. If your shares are not registered in your own name and you plan to attend the annual meeting and vote your shares in person, you will need to ask the broker, trust company, bank or other nominee that holds your shares to provide you with evidence of your share ownership as of March 8, 2005 and bring that evidence to the annual meeting.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Redback. We look forward to seeing you at the annual meeting.

Sincerely,

Kevin A. DeNuccio President and Chief Executive Officer

REDBACK NETWORKS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 6, 2005

You are invited to attend the annual meeting of stockholders of Redback Networks Inc., a Delaware corporation (“Redback” or the “Company”), which will be held at Redback’s principal executive offices located at 300 Holger Way, San Jose, California 95134 on Friday, May 6, 2005, at 1:00 p.m., Pacific time, for the following purposes:

1.	To elect members of the Board of Directors to serve until the next annual meeting or until their successors have been duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as Redback’s independent registered public accounting firm for the fiscal year ending December 31, 2005;

3.	To approve an amendment to Redback’s 1999 Stock Incentive Plan to increase the number of shares available for issuance under the plan by 3,099,196 shares in 2005 and by 1,611,582 shares in 2006;

4.	To approve an amendment to Redback’s 1999 Employee Stock Purchase Plan to increase the number of shares available for issuance under the plan by 1,500,000 shares; and

5.	To transact any other business as may properly come before the meeting.

These items of business are described in detail in the proxy statement accompanying this notice.

Only stockholders of record at the close of business on March 8, 2005 are entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED FOR YOUR CONVENIENCE; OR YOU MAY VOTE TELEPHONICALLY OR VIA THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ON YOUR PROXY CARD. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

We look forward to seeing you at the meeting.

By Order of the Board of Directors,

Kevin A. DeNuccio President and Chief Executive Officer

San Jose, California

April 20, 2005

REDBACK NETWORKS INC.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 6, 2005

The Board of Directors of Redback Networks Inc., a Delaware corporation, is soliciting proxies for the 2005 annual meeting of stockholders to be held at our principal executive offices located at 300 Holger Way, San Jose, California 95134 on Friday, May 6, 2005, at 1:00 p.m., Pacific Time. Our telephone number is (408) 750-5000. The proxy materials are being mailed to stockholders as part of this package. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

The proxy materials, which include this proxy statement, a proxy card, the letter to stockholders from our chief executive officer and our annual report on Form 10-K for the fiscal year ended December 31, 2004, are being mailed to stockholders on or about April 20, 2005.

Redback will pay the costs of soliciting proxies from stockholders. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding the voting materials to the beneficial owners. Directors, officers and regular employees may solicit proxies on behalf of Redback, without additional compensation, personally or by telephone.

Q:	What is the purpose of the meeting?

A:	At the annual meeting the stockholders will consider and vote on the proposals that are described in detail in this proxy statement.

Q:	Who can vote at the meeting?

A:	The Board of Directors set March 8, 2005 as the record date. All stockholders who owned Redback common stock or Series B convertible preferred stock at the close of business on March 8, 2005 are entitled to vote at the annual meeting. On March 8, 2005 there were 53,662,205 shares of common stock outstanding entitled to vote and 651,749 shares of Series B convertible preferred stock outstanding entitled to vote. Each holder of common stock is entitled to one vote for each share of common stock held on March 8, 2005 and each holder of Series B convertible preferred stock is entitled to ten votes for each share of Series B convertible preferred stock held on March 8, 2005.

On November 3, 2003, we filed a prepackaged plan of reorganization (the “Plan of Reorganization”) under Chapter 11 of Title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. The bankruptcy court entered an order confirming the plan on December 22, 2003. The Plan of Reorganization became effective by its terms and Redback emerged from bankruptcy on January 2, 2004. In conjunction with the Plan of Reorganization, we effected an approximately 73-to-1 reverse stock split. Except as otherwise specifically noted in this proxy statement, all share amounts stated have been adjusted to reflect the reverse stock split.

Q:	Who will count the votes?

A:	The inspector of elections appointed for the meeting will count all votes. Votes for and against the proposals and abstentions and broker non-votes will be counted separately.

Q:	How many votes are required to hold the meeting?

A:	A majority of Redback’s outstanding shares entitled to vote (a quorum) as of the record date must be present at the meeting in order to hold the meeting and conduct business. Your shares are counted as present at the meeting if you:

•	are present and vote in person at the meeting; or

•	have properly submitted a proxy card or voted over the telephone or the Internet.

In determining if there is a quorum, abstentions and broker non-votes will be counted as present.

Q:	What proposals will be voted on at the meeting?

A:	The stockholders will vote on four proposals at the meeting:

1.	To elect the Board of Directors;

2.	To ratify PricewaterhouseCoopers LLP as our independent registered public accounting firm;

3.	To approve an amendment to Redback’s 1999 Stock Incentive Plan to increase the number of shares available for issuance under the plan by 3,099,196 shares in 2005 and by 1,611,582 shares in 2006; and

4.	To approve an amendment to Redback’s 1999 Employee Stock Purchase Plan to increase the number of shares available for issuance under the plan by 1,500,000 shares.

Q:	What is the voting requirement to approve each of the proposals?

A:	For the election of directors, John L. Drew has been elected as the designee of the holders of the Series B convertible preferred stock, as provided in the Certificate of Designation for Redback’s Series B convertible preferred stock. In addition, the six other individuals receiving the highest number of “FOR” votes will be elected. The ratification of our independent registered public accounting firm and the approval of the amendments to the 1999 Stock Incentive Plan and the 1999 Employee Stock Purchase Plan require the “FOR” vote of a majority of the votes cast at the meeting.

Q:	How are votes counted?

A:	In the election of directors, your vote may be cast “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. Abstentions and broker non-votes will not be counted toward a nominee’s total. For the other proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN”. If you “ABSTAIN” from voting, it has the same effect as a vote “AGAINST”.

Whether or not you are able to attend the annual meeting, you are urged to complete and return the proxy. Your proxy will be voted as you direct on your proxy. If you just sign your proxy card with no further instructions, your shares will be counted as a vote “FOR” each director nominee and “FOR” the other proposals. If you do not vote and you hold your shares in a brokerage account in your broker’s name, your shares will not be counted in the number of shares cast “FOR,” “WITHHELD,” “AGAINST” or “ABSTAIN” on any proposal where your broker does not have authority to vote, and therefore will have the effect of reducing the number of shares needed to approve any of those items. However, these shares may be counted for the purpose of establishing a quorum for the meeting. Shares may not be voted cumulatively.

Q:	Can I change my vote after I return my proxy?

A:

You may revoke or change your proxy at any time before the annual meeting. Just send a written notice of revocation or another signed proxy with a later date to Redback’s Corporate Secretary at our principal executive offices before the beginning of the annual meeting. You may also automatically revoke your proxy by attending the annual meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming that you were the beneficial owner as of the record date. If you are a registered shareholder and voted via telephone or internet, you will need to revoke your proxy by calling 1-888-426-7035 or go to the web address: www.proxyvoting.com/rbak. If your shares are held of record by a broker, bank or other nominee, then you should follow the voting instructions set forth on your voting card to change your vote.

Q:	Who pays for solicitation of proxies?

A:	Redback will bear the entire cost of solicitation, including the preparation and mailing of this proxy statement, and any additional material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to the beneficial owners. Redback may reimburse the costs of these persons of forwarding the solicitation materials. There may be additional solicitation by telephone, telegram, or other means by directors, officers, employees or agents of Redback. They will not receive additional compensation for any such services.

Q:	What are Redback’s voting recommendations?

A:	Our Board of Directors recommends that you vote your shares “FOR” each of the nominees to the Board and “FOR” each of the other proposals.

Q:	Where can I find the voting results?

A:	Preliminary results will be available at the annual meeting. Final results will be included in Redback’s first quarterly report on Form 10-Q filed after the annual meeting.

CORPORATE GOVERNANCE

Redback is committed to sound and effective corporate governance practices. Having such principles is essential to running our business efficiently and to maintaining our integrity in the marketplace. The major components of our corporate governance practices are described below.

Board Independence

The Board makes an annual determination as to the independence of each of our Board members under the current standards for “independence” established by the Securities and Exchange Commission and the NASDAQ Stock Market’s National Market (“Nasdaq”). The Board has determined that the following members of the Board, comprising a majority of the Board, satisfy these “independence” standards: Roy D. Behren, John L. Drew, David C. Friezo, Paul Giordano, William H. Kurtz and Martin A. Kaplan. On at least two occasions during the 2005 fiscal year, our Board will meet in executive sessions in which solely the independent Board members will be present.

Board of Director Meetings

During the fiscal year ended December 31, 2004, the Board of Directors held eight meetings and acted by written consent in lieu of a meeting on six occasions. During the fiscal year, each of the directors attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors during the term of such director’s tenure in 2004 and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served during the term of such director’s tenure in 2004. Redback has a policy encouraging the attendance of directors at the annual meeting of stockholders.

Seven current members of the Board of Directors were directors at the time of the 2004 Annual Meeting of Stockholders. One member attended that meeting.

The Board of Directors has an audit committee, a compensation committee, a nominating and corporate governance committee and a strategic business development committee. The audit committee, compensation committee, and nominating and corporate governance committee each has adopted a written charter. The charters of the audit committee and the nominating and corporate governance committee are available on our website at www.redback.com/corporategovernance.

The members of the committees are identified in the following table:

Director	Audit	Compensation	Nominating/ Corporate Governance	Strategic Business Development
Kevin A. DeNuccio
Paul Giordano		Member	Chair	Chair
Roy D. Behren	Member
John L. Drew		Chair	Member	Member
David C. Friezo				Member
Martin A. Kaplan	Member	Member	Member
William H. Kurtz	Chair

Audit Committee

The audit committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of Redback’s independent registered public accounting firm, the scope of the annual audits, fees to be paid to Redback’s independent registered public accounting firm, the performance of Redback’s independent registered public accounting firm and the accounting practices of

Redback. The audit committee meets independently with our independent registered public accounting firm and our senior management and reviews the general scope of our accounting, financial reporting, annual audit and the results of the annual audit, interim financial statements, auditor independence issues, and the adequacy of the audit committee charter.

During the fiscal year ended December 31, 2004, the audit committee held ten meetings. The current members of the audit committee are Messrs. Behren, Kaplan and Kurtz, and the Board has determined that these directors meet the requirements for membership to the audit committee, including the independence requirements of the Securities and Exchange Commission and Nasdaq. The Board has identified Mr. Kurtz as the member of the audit committee who is an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended (“Regulation S-K”).

The report of our audit committee is found below under the caption “Report of the Audit Committee of the Board of Directors.”

Compensation Committee

The compensation committee of the Board of Directors reviews the performance of Redback’s executive officers, establishes compensation programs for the officers, and reviews the compensation programs for other key employees, including salary and cash bonus levels and option grants under the 1999 Stock Incentive Plan. During the fiscal year ended December 31, 2004, the compensation committee held five meetings and acted by written consent in lieu of a meeting on 11 occasions. The current members of the compensation committee are Messrs. Drew, Giordano and Kaplan, and the Board of Directors has determined that these directors meet the requirements for membership to the compensation committee, including the independence requirements of Nasdaq.

Compensation Committee Interlocks and Insider Participation.

In addition to the compensation committee members listed above, former members of the Board, Mr. Daniel Warmenhoven and Mr. Kevin Flannery, served on the compensation committee during 2004. None of the current compensation committee members or the former committee members have ever been an officer or employee of Redback or any of its subsidiaries, nor were there any compensation committee interlocks or other relationships during 2004 requiring disclosure under Item 402(j) of Regulation S-K.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for, among other things, identifying prospective director nominees and recommending to the Board director nominees for the next annual meeting of stockholders and replacements of a director in the event of a vacancy.

The current members of the nominating and corporate governance committee are Messrs. Drew, Giordano and Kaplan, and the Board of Directors has determined that these directors meet the requirements for membership to the nominating and corporate governance committee, including the independence requirements of Nasdaq. The nominating and corporate governance committee held one meeting during 2004.

The nominating and corporate governance committee determines the required selection criteria and qualifications of director nominees based upon Redback’s needs at the time nominees are considered. The committee considers the suitability of each candidate, including the current members of the Board of Directors, in light of the current size and composition of the Board of Directors. Except as may be required by rules promulgated by Nasdaq or the Securities and Exchange Commission, it is the current view of the committee that there are no specific, minimum qualifications that must be met by each candidate for the Board of Directors, nor are there specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess. In evaluating the suitability of the candidates, the committee considers many factors, including, among other things, issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. The committee evaluates such factors, among others, and considers each individual candidate in the context of the current perceived needs of the Board of Directors as a whole. While the committee has not established specific minimum qualifications for Director candidates, the committee believes that candidates and nominees must reflect a Board that is comprised of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have qualifications that will increase overall Board effectiveness and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

The nominating and corporate governance committee will consider the above criteria for nominees identified by the committee itself, by stockholders, or through some other source. The nominating and corporate governance committee does not currently use the services of any third party search firm to assist in the identification or evaluation of Board member candidates. However, the committee may use such services in the future, as it deems necessary or appropriate at the time in question.

In accordance with the policy of the nominating and corporate governance committee, stockholders wishing to recommend persons for consideration as nominees for election to Redback’s Board of Directors can do so by writing to Redback’s Corporate Secretary at 300 Holger Way, San Jose, California 95134, giving each such persons’ name, home and business contact information, detailed biographical data and qualifications, and information regarding any relationships between the candidate and Redback within the last three years. Any such recommendation should be accompanied by (i) a written statement from the person recommended of his or her consent to be named as a nominee and, if nominated and elected, to serve as a director and (ii) evidence of the nominating person’s ownership of Redback stock. Redback’s bylaws also contain a procedure for the direct nomination of directors by stockholders. Please note the deadlines listed at the end of this document under the heading “DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS” regarding stockholder submissions for the 2006 Annual Meeting. Stockholders who wish to communicate with the Board of Directors may do so by following the procedures described under the heading “Communications with the Board of Directors” below.

Strategic Business Development Committee

The current members of the strategic business development committee are Messrs. Drew, Friezo and Giordano. The strategic business development committee reviews potential strategic business opportunities as they arise and meets as needed.

Code of Ethics

Redback has adopted a Code of Ethics for its directors, officers and other employees. A copy of the Code of Ethics is available on Redback’s web site at www.redback.com/corporategovernance.

Director Compensation

The Board of Directors has approved the following compensation for Outside Directors in 2005. An Outside Director is defined as a director that is not (1) an employee of Redback or (2) an employee, fund manager or general partner of an equity investor in Redback.

Cash Compensation.    Each Outside Director and only Outside Directors will receive the following cash compensation in 2005: (i) an annual retainer of $20,000; (ii) the Chairman of the Board will receive an additional $5,000 annual cash payment for services as Chairman; (iii) audit committee members will receive an additional $5,000 annual cash payment for services as an audit committee member with an additional $15,000 cash payment to the chair of the audit committee; and (iv) the members of the compensation committee and the nominating and corporate governance committee will receive an additional $3,000 annual cash payment for services as a compensation committee member or a nominating and corporate governance committee member.

Equity Compensation. When an Outside Director initially joins the Board of Directors, the Outside Director will be granted an option from the 1999 Stock Incentive Plan to purchase 40,000 shares of common stock. In addition, at the annual meeting of stockholders subsequent to the year an Outside Director joins Redback, the Outside Director will receive an additional option grant from the 1999 Stock Incentive Plan to purchase 20,000 shares of common stock. An Outside Director will not receive the initial 40,000 share option grant and the annual 20,000 share option grant in the same calendar year. The exercise price for each option granted to Outside Directors under the 1999 Stock Incentive Plan will be equal to the fair market value per share of Redback common stock at the close of business on the date of the grant. The initial 40,000 share option grant vests over four years, with 10,000 shares vesting on the first anniversary of the date of grant and the remaining shares vesting monthly thereafter over the remaining three years. Each additional 20,000 share option grant vests fully on the date of the next annual meeting following the meeting at which the option was granted. In the event an Outside Director is terminated for any reason except for cause within the first year, the first 10,000 shares scheduled to vest underlying that director’s options will vest immediately rather than on the first anniversary of the grant date. The Outside Directors have one year from the date of termination to exercise the vested shares. In addition, if an Outside Director were to initially join the Board of Directors in 2005, they would receive a grant of 25,000 shares of restricted stock. The restricted stock vests monthly over a two-year period, but 12-months’ vesting will accelerate in the event the Outside Director is terminated for any reason except for cause after a change in control.

In addition, non-employee directors are also eligible for option grants pursuant to the provisions of the 1999 Directors’ Option Plan. Under the 1999 Directors’ Option Plan, after giving effect to the approximate 73-to-1 reverse stock split that occurred on January 2, 2004, each individual who first becomes a non-employee Board member after the date of our initial public offering will be granted an option to purchase 1,363 shares of common stock on the date such individual joins the Board, provided such individual has not been in the prior employ of Redback. In addition, at each annual meeting of stockholders, each non-employee Board member will receive an additional option grant to purchase 545 shares of common stock, whether or not such individual has been in the prior employ of Redback. To clarify, a director will not receive the initial 1,363 share grant and an annual 545 share grant in the same calendar year. The option price for each option grant under the 1999 Directors’ Option Plan will be equal to the fair market value per share of Redback common stock on the automatic grant date. Initial option grants vest over four years at the rate of 25% on the date of the regularly scheduled annual stockholder meeting, and subsequent grants vest fully after one year. In connection with our emergence from bankruptcy, all options held by employees and directors as of January 2, 2004 were cancelled.

Directors who are also Redback employees are eligible to participate in Redback’s 1999 Employee Stock Purchase Plan.

Communications with the Board of Directors

Redback provides a process for stockholders to send communications to the Board of Directors. Stockholders may communicate with the Board of Directors by sending a letter to Redback’s Corporate Secretary at Redback Networks Inc., 300 Holger Way, San Jose, California 95134. Stockholders who would like their submission directed to a particular member of the Board of Directors may so specify, and the communication will be forwarded, as appropriate. Employees and others who wish to contact Redback’s General Counsel or any member of the audit committee to report questionable accounting or auditing matters may also use this address. Employees may report such concerns on an anonymous basis, as set forth in Redback’s Financial Information Integrity Policy, which policy is available to employees of Redback.

PROPOSAL 1

ELECTION OF DIRECTORS

The seven current members on our Board of Directors are the nominees recommended by the Board for election at the 2005 annual meeting and are listed below. The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees listed below unless otherwise directed. The ages of the nominees as of March 8, 2005, their positions and offices held with Redback and certain biographical information are set forth below. There are no family relationships among any of our directors or executive officers. There are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected as a nominee, other than (i) with persons acting solely in their capacity as officers or directors of Redback; (ii) the right of Kevin A. DeNuccio to be a member of the Board of Directors as provided in his employment agreement; and (iii) the right of the holders of a majority of the Series B convertible preferred stock to elect a member of the Board of Directors, as provided in the Certificate of Designation for the Series B convertible preferred stock, pursuant to which John L. Drew currently serves as a member of the Board of Directors. If a nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee selected by the present Board of Directors to fill the vacancy. At this time, the Board of Directors is not aware of any nominee who is unable or who will decline to serve as a director. For the election of directors, John L. Drew has been elected as the designee of the holders of the Series B convertible preferred stock, as provided in the Certificate of Designation for Redback’s Series B convertible preferred stock. In addition, the six other individuals receiving the highest number of “FOR” votes will be elected.

Name	Age	Position
Kevin A. DeNuccio	45	Director, Chief Executive Officer and President
Paul Giordano	39	Director, Chairman of the Board
Roy D. Behren	44	Director
John L. Drew	49	Director
David C. Friezo	40	Director
Martin A. Kaplan	67	Director
William H. Kurtz	47	Director

Kevin A. DeNuccio has served as President and Chief Executive Officer and as a member of the Board of Directors of Redback since August 2001. Prior to that, Mr. DeNuccio was with Cisco Systems Inc. from August 1995 to August 2001, where he served as Senior Vice President of worldwide service provider operations. During his tenure at Cisco, Mr. DeNuccio also managed worldwide field operations, including all sales and engineering support organizations. Prior to joining Cisco, Mr. DeNuccio was the Founder, President and Chief Executive Officer of Bell Atlantic Network Integration, Inc., a wholly owned subsidiary of Bell Atlantic (now Verizon Communications). Mr. DeNuccio has also held senior management positions at both Unisys Corporation and Wang Laboratories as Vice President in their network integration and worldwide channel partner businesses. Mr. DeNuccio received his finance degree from Northeastern University and is a graduate of the Executive M.B.A. program at Columbia University.

Paul Giordano has served as a member of the Board of Directors of Redback since January 2004. Mr. Giordano joined Creedon Keller & Partners in November 2000 and is currently the Managing Director, Head of Portfolio Management and Head of Credit Risk Management at Creedon Keller & Partners. Prior to joining Creedon Keller & Partners, Mr. Giordano served as a Senior Vice President at Fimat USA (a subsidiary of Societe Generale Group) from July 1997 to June 2000. Mr. Giordano holds a B.B.A. degree and an MBA degree in Finance from Pace University.

Roy D. Behren has served as a member of the Board of Directors of Redback since January 2004. Mr. Behren joined Westchester Capital Management in 1994 and is currently a Principal at Green and Smith Investment Management LLC, an investment affiliate of Westchester Capital Management. Prior to joining Westchester Capital

Management, Mr. Behren served as a Senior Attorney with the U.S. Securities and Exchange Commission for seven years. Mr. Behren holds a B.S. degree in Economics from The Wharton School, a J.D. from the University of Miami and an L.L.M. degree in Corporate Law from the New York University School of Law.

John L. Drew has served as a member of the Board of Directors of Redback since January 2004. Mr. Drew joined Technology Crossover Ventures (TCV) as a General Partner in January of 2002. Prior to TCV, from October 2000 to January 2002, Mr. Drew invested in technology start ups and worked with community organizations. From November 1999 to October 2000, Mr. Drew served as the Executive Vice President and Chief Executive Officer of one of Lucent’s subsidiaries, NetworkCare Professional Services. Prior to joining Lucent, Mr. Drew served as the President and Chief Executive Officer of International Network Services which was acquired by Lucent in November 1999. Mr. Drew is currently serving as a director of several privately held companies. Mr. Drew holds a Bachelor of Science degree from the United States Military Academy at West Point and a Master of Science degree in Business Policy from Columbia University.

David C. Friezo has served as a member of the Board of Directors of Redback since January 2004. Mr. Friezo founded and has been a Managing Member of Lydian Asset Management, L.P. since 1999. Prior to founding Lydian Asset Management, L.P., Mr. Friezo held several management positions with Bankers Trust from 1992 to 1997, including his service as the Global Head of Bankers Trust’s equity-linked business. Mr. Friezo is a graduate of Tulane University.

Martin A. Kaplan has served as a member of the Board of Directors of Redback since April 2004. Mr. Kaplan currently serves as Chairman of the Board of JDS Uniphase Corporation, a post he has held since May 2000. Mr. Kaplan has served as a member of JDS Uniphase’s Board of Directors since 1997. From 1986 to 1998, Mr. Kaplan was Executive Vice President of Pacific Bell, responsible for that company’s operations. From 1993 to 1995, Mr. Kaplan also served as Chief Technology, Quality and Re-Engineering Officer for Pacific Bell. Following Pacific Bell’s merger with SBC in 1998, as Executive Vice President of Pacific Telesis, Mr. Kaplan was responsible for coordinating the integration of Pacific Bell, SNET and Ameritech. He retired from that company in 2000 after 40 years to pursue activities in support of his board responsibilities. Mr. Kaplan is also a director of Superconductor Technologies Inc. and Tekelek. Mr. Kaplan holds a Bachelor of Science degree in Engineering from the California Institute of Technology.

William H. Kurtz has served as a member of the Board of Directors of Redback since October 1999. Since March 1, 2004, Mr. Kurtz has served as Senior Vice President and Chief Financial Officer of Engenio Information Technologies, Inc., a provider of modular, high-performance data storage systems. From July 2001 to February 2004, Mr. Kurtz served as Chief Operating Officer and Chief Financial Officer of 3PARdata, Inc., a privately held data storage company. From August 1998 to June 2001, Mr. Kurtz served as Executive Vice President and Chief Financial Officer of Scient Corporation, a provider of Internet consulting and IT professional services. Before joining Scient, Mr. Kurtz served in various capacities at AT&T from July 1983 to August 1998, including Vice President of Cost Management and Chief Financial Officer of AT&T’s Business Markets Division. Prior to joining AT&T, he worked at Price Waterhouse, now PricewaterhouseCoopers LLP. Mr. Kurtz is currently serving as a director of PMC-Sierra, Inc. Mr. Kurtz is a certified public accountant and received a Bachelor of Science in Accounting from Rider University and a Master of Science in Management from the Stanford University Graduate School of Business.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Redback is asking the stockholders to ratify the appointment of PricewaterhouseCoopers LLP as Redback’s independent registered public accounting firm for the fiscal year ending December 31, 2005. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the annual meeting will be required to ratify the appointment of PricewaterhouseCoopers LLP.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as Redback’s independent registered public accounting firm is not required by Redback’s bylaws or otherwise. However, our Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the appointment, the audit committee of our Board of Directors will reconsider its selection. Even if the appointment is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee feels that such a change would be in Redback’s and its stockholders’ best interests.

PricewaterhouseCoopers LLP has audited Redback’s financial statements since 1996. Its representatives are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit and Non-Audit Fees Paid During 2003 and 2004

The audit committee is directly responsible for the appointment, compensation, and oversight of the Company’s independent registered public accounting firm. In addition to retaining PricewaterhouseCoopers LLP to audit the Company’s consolidated financial statements, the audit committee has retained PricewaterhouseCoopers LLP to provide other assurance and advisory services. The audit committee understands the need for PricewaterhouseCoopers LLP to maintain objectivity and independence in its audits of the Company’s financial statements. The audit committee has reviewed all non-audit services provided by PricewaterhouseCoopers LLP and has concluded that the provision of such services was compatible with maintaining the independence of PricewaterhouseCoopers LLP in the conduct of its auditing functions.

To help ensure the independence of the independent registered public accounting firm, the audit committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for Redback by its independent registered public accounting firm. Pursuant to this policy, all audit and non-audit services to be performed by the independent registered public accounting firm must be approved in advance by the audit committee (or subsequently approved by the audit committee where a subsequent approval is necessary and permissible). These services may include audit services, audit-related services, tax and other services. During 2004 and 2003, all services provided by PricewaterhouseCoopers LLP were pre-approved by the audit committee in accordance with this policy.

The following table sets forth the aggregate fees (rounded to the nearest $1,000) for professional services rendered to Redback by PricewaterhouseCoopers LLP and affiliated entities for the years ended December 31, 2004 and 2003:

	Year Ended December 31,
	2004	2003
Audit Fees (1)	$1,117,000	$936,000
Audit-Related Fees (2)	—	59,000
Tax Fees (3)	85,000	398,000
All Other Fees (4)	2,000	2,000

Total Fees	$1,204,000	$1,395,000

(1)	Audit Fees. Consist of fees billed for professional services rendered for the audits of the consolidated financial statements of Redback, the review of Redback’s financial statements included in quarterly reports and assistance with and review of registration statements and other regulatory filings. Audit fees for the fiscal year ended December 31, 2004 also include the audit of managements report on the effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Audit Related Fees. Audit related fees for the fiscal year ended December 31, 2003 consist of fees billed for assurance and related services in connection with (i) consultations concerning financial accounting and reporting standards and (ii) advisory work for Section 404 of the Sarbanes-Oxley Act of 2002.

(3)	Tax Fees. Consist of fees billed for professional services related to federal, state, and international tax compliance, tax advice and tax planning.

(4)	All Other Fees. Consist of fees for services rendered for the license of an accounting and reporting research tool.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS REDBACK’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

PROPOSAL 3

APPROVAL OF AMENDMENT TO THE 1999 STOCK INCENTIVE PLAN

Description of the Amendment

We are asking stockholders to approve an amendment to our 1999 Stock Incentive Plan (the “1999 Plan”) to increase the number the number of shares available for issuance under the 1999 Plan by an aggregate of 3,099,196 shares in 2005 and by an aggregate of 1,611,582 shares in 2006.

The Board of Directors approved this amendment to the 1999 Plan in March 2005, subject to approval from the stockholders at the Annual Meeting. Approval of the amendment to the 1999 Plan requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock that are present in person or by proxy and entitled to vote at the Annual Meeting.

Summary of the 1999 Plan

The following paragraphs provide a summary of the principal features of the 1999 Plan and its operation. The following summary is qualified in its entirety by reference to the 1999 Plan (as amended to give effect to the amendment described above) attached as Appendix A to this proxy statement.

Background and Purpose of the Plan

The 1999 Plan permits the grant of stock options and restricted shares. The 1999 Plan is intended to help the Company attract and retain the best available personnel for positions of substantial responsibility, provide additional incentives to employees, directors and consultants, and promote the success of the Company.

Administration of the Plan

The compensation committee of the Board of Directors administers the 1999 Plan. Members of the compensation committee generally must qualify as “outside directors” under Section 162(m) of the Internal Revenue Code (so that the Company is entitled to receive a federal tax deduction for certain compensation paid under the 1999 Plan) and must meet such other requirements as are established by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3. (For the plan to qualify for exemption under Rule 16b-3, members of the committee must be “non-employee directors.”) Notwithstanding the foregoing, the Board of Directors also may appoint one or more separate committees (whose members do not have to meet the previously discussed qualifications) to administer the 1999 Plan with respect to employees who are not officers or directors of the Company.

Subject to the terms of the 1999 Plan, the compensation committee has the sole discretion to select the employees, directors and consultants who will receive awards, determine the terms and conditions of awards (for example, the exercise price and vesting schedule), and interpret the provisions of the 1999 Plan and outstanding awards.

Shares Available under the Plan

As of March 8, 2005, prior to giving effect to the increase for which we are seeking approval, an aggregate of 11,111,864 shares may be issued during the life of the 1999 Plan, and 1,490,517 shares remain available for future issuance under the 1999 Plan. Subject to approval from the stockholders at the Annual Meeting, the number of shares available for issuance under the 1999 Plan will be increased by 3,099,196 shares in 2005, to a total of 14,211,060 shares, and by 1,611,582 shares in 2006, to a total of 15,822,642 shares. In addition, shares that are returned to the 1999 Plan as a result of termination, expiration or forfeiture will be available for issuance under the 1999 Plan.

In March 2005, our Board of Directors amended the 1999 Plan to eliminate the automatic annual “evergreen” increases in the number of shares available under the 1999 Plan. As the result of our emergence from bankruptcy and the approximately 73-to-1 reverse split of our common stock in January 2004, the automatic annual increase under the 1999 Plan no longer provided a meaningful increase in the number of shares available under the plan. As the result of the elimination of the annual “evergreen” increase, we intend to present to our stockholders for approval any amendments that are proposed in the future to increase the number of shares available for issuance under the 1999 Plan.

Eligibility to Receive Awards

The compensation committee selects the employees, directors, and consultants who will be granted awards under the 1999 Plan. The actual number of individuals who will receive an award under the 1999 Plan cannot be determined in advance because the compensation committee has the discretion to select the participants.

Stock Options

A stock option is the right to acquire shares at a fixed exercise price for a fixed period of time. Under the 1999 Plan, the compensation committee may grant nonstatutory stock options and/or incentive stock options (which entitle employees, but not the Company, to more favorable tax treatment). The compensation committee will determine the number of shares covered by each option. However, in order to preserve our ability under Section 162(m) of the Internal Revenue Code to deduct compensation income associated with stock options granted under the 1999 Plan, no participant may be granted options covering more than 3,000,000 shares during any one fiscal year. Notwithstanding the 3,000,000 share limit, a participant may be granted options covering 6,000,000 shares in connection with his or her initial service.

The exercise price of the shares subject to each option is set by the compensation committee but cannot be less than 100% of the fair market value (on the date of grant) of the shares covered by incentive stock options and no less than 30% of the fair market value (on the date of grant) of the shares covered by nonstatutory options. In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options that first become exercisable by any participant during any calendar year also may not exceed $100,000.

An option granted under the 1999 Plan generally cannot be exercised until it vests. Options become exercisable at the times and on the terms established by the compensation committee. The compensation committee also determines when options expire, subject to the limitation that the term of an option may be no more than 10 years from the grant date (and, in the case of an incentive stock option granted to a participant who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, no more than 5 years).

The exercise price of each option granted under the 1999 Plan must be paid in full at the time of exercise. The exercise price for incentive stock options may be paid in cash or cash equivalents or as expressly provided for in the applicable stock option agreement. In the case of nonstatutory options, the exercise price may be paid in any form as determined by the compensation committee, including, but not limited to, cash, check, promissory note, surrender of shares that meet conditions established by the compensation committee to avoid adverse accounting consequences, or through a brokered cashless exercise program.

The compensation committee, at its sole discretion, may offer a participant an opportunity to receive a grant of nonstatutory options in consideration of a voluntary reduction in their cash compensation. The compensation committee may offer to buy out previously granted options at any time.

Restricted Shares

Awards of restricted shares are shares that vest in accordance with the terms and conditions established by the compensation committee. The compensation committee will determine the purchase price to be paid for the shares, the number of shares subject to an award of stock purchase rights, and any other terms and conditions of the award (including vesting schedule).

Deferral of Delivery of Shares

Shares acquired upon option exercise (or vesting, as applicable) may be converted into amounts credited to a deferred compensation account established for the optionee.

Golden Parachute Excise Tax

If any payments under the 1999 Plan to or for the benefit of a participant would give rise to the excise tax under Section 280G of the Internal Revenue Code, such payments will be reduced to an amount that would not give rise to the excise tax.

Change of Control

In the event the Company is a party to a merger or other reorganization, outstanding options and restricted shares will be subject to the agreement of merger or reorganization, which will provide (i) for the continuation of outstanding options and restricted shares if the Company is the surviving corporation, (ii) for the assumption or substitution of outstanding options and restricted shares by the surviving corporation, (iii) full exercisability and vesting of outstanding options and restricted shares, or (iv) for the cash-out of outstanding options and restricted shares. In addition, if there is a “change in control” of the Company, each outstanding option and restricted share immediately will vest and become exercisable (if applicable) as to all of the shares (or cash) subject to the option or restricted shares; provided however, that in the case of incentive stock options, no acceleration of vesting will occur without the optionee’s written consent.

Limited Transferability of Awards

Awards granted under the 1999 Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the 1999 Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options.    A participant does not recognize taxable income upon grant of a nonstatutory stock option. Upon exercise, the participant recognizes ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares is capital gain or loss.

Incentive Stock Options.    A participant does not recognize taxable income upon the grant or exercise of an incentive stock option (except for purposes of the alternative minimum tax, in which case taxation upon exercise is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price is taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally recognizes ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option. Any further gain or loss is capital gain or loss.

Restricted Shares.    A participant does not recognize taxable income upon grant of restricted shares. Instead, he or she recognizes ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the shares or cash received minus any amount paid for the shares. Alternatively, a participant instead may elect to be taxed at the time of grant.

Tax Effect for the Company.    The Company generally will be entitled to a tax deduction in connection with an award in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option).

Amendment and Termination of the 1999 Plan

The Board generally may amend or terminate the 1999 Plan at any time and for any reason. Amendments will be contingent on stockholder approval if required by applicable law, stock exchange listing requirements, or if so promised by the Board. By its terms, the 1999 Plan automatically terminates in 2012.

Plan Benefits

The following table presents certain information with respect to awards granted under the 1999 Plan during the fiscal year ended December 31, 2004 to (i) our Chief Executive Officer and our other four most highly compensated executive officers, (ii) all executive officers as a group, (iii) all non-employee directors as a group and (iv) all employees as a group, other than executive officers. This information regarding grants for the fiscal year ended December 31, 2004 is for illustration only and may not be indicative of grants actually made in the future under the 1999 Plan:

Name and Position	Number of Shares
Kevin A. DeNuccio	1,775,000
Ebrahim Abbasi	325,000
Georges Antoun	425,000
Thomas L. Cronan, III	275,000
Scott Marshall	325,000
Executive Group	3,125,000
Non-Executive Director Group	195,000
Non-Executive Officer Employee Group	7,875,679

As of March 31, 2005, the closing price of our common stock on the Nasdaq National Market was $5.98 per share.

Summary

We believe that the approval of the amendment to the 1999 Plan is essential to our continued success. Our employees are our most important asset. Awards such as those provided under the 1999 Plan constitute an important incentive for key employees and other service providers of the Company and help us to attract, retain, and motivate people whose skills and performance are critical to our success. We will benefit from increased stock ownership by selected executives, other employees and non-employee directors. The increase in the reserve of common stock available under the 1999 Plan will enable us to grant such awards to executives, other eligible employees and our non-employee directors with the opportunity to purchase shares of our common stock.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 1999 STOCK INCENTIVE PLAN.

PROPOSAL 4

APPROVAL OF AMENDMENT TO THE 1999 EMPLOYEE STOCK PURCHASE PLAN

Description of the Amendment

We are asking stockholders to approve an amendment to our 1999 Employee Stock Purchase Plan (the “ESPP”) increasing the number of shares of common stock available for issuance under the ESPP by 1,500,000.

Our Board of Directors approved this amendment in March 2005, subject to approval from the stockholders at the Annual Meeting. Approval of this amendment to the ESPP requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock that are present in person or by proxy and entitled to vote at the Annual Meeting.

Summary of the ESPP

The following paragraphs provide a summary of the principal features of the ESPP and its operation. The following summary is qualified in its entirety by reference to the ESPP (as amended to give effect to the amendment described above) attached as Appendix B to this proxy statement.

Administration of the ESPP

Our Board of Directors and the compensation committee administer the ESPP. Our Board of Directors and its compensation committee have full and exclusive authority to interpret the terms of the ESPP and determine eligibility.

Shares Available under the ESPP

As of March 8, 2005, prior to giving effect to the increase in available shares for which we are seeking your approval, 918,697 shares were available for purchase under the ESPP. Subject to approval from the stockholders at the Annual Meeting, the number of shares available for sale under the ESPP will be increased by 1,500,000.

In March 2005, our Board of Directors amended the ESPP to eliminate the automatic annual “evergreen” increases in the number of shares available under the ESPP. As the result of our emergence from bankruptcy and the approximately 73-to-1 reverse split of our common stock in January 2004, the automatic annual increase under the ESPP no longer provided a meaningful increase in the number of shares available under the plan. As the result of the elimination of the annual “evergreen” increase, we intend to present to our stockholders for approval any amendments that are proposed in the future to increase the number of shares available for issuance under the ESPP.

Eligibility and Participation

All of our employees are eligible to participate in the ESPP if they are customarily employed by us or any participating subsidiary for at least 20 hours per week and more than five months in any calendar year. However, an employee may not participate in the plan if, as a result of participating, the employee would own stock possessing 5% or more of the total combined voting power or value of all classes of our capital stock. In addition, no employee may purchase more than $25,000 worth of stock under the ESPP in any calendar year.

Our ESPP permits participants to purchase common stock through payroll deductions of up to 15% of their eligible compensation, which includes a participant’s base salary, wages, bonuses, incentive compensation, commissions, overtime and shift premium pay, plus any pre-tax contributions made by a participant under Section 401(k) or Section 125 of the Internal Revenue Code, but excludes all non-cash items. A participant may purchase a maximum of 4,000 shares during an offering period.

Accumulated payroll deductions are used to purchase shares of our common stock at the end of each offering period. The purchase price is 85% of the lower of the fair market value of our common stock on the first trading day of the offering period or on the last day in the offering period. The offering periods generally start on the first trading day on or after May 1st and November 1st of each year. Our Board of Directors amended our ESPP in March 2005 to shorten the offering periods under the plan from twenty-four (24) months to six (6) months. Offering periods in effect prior to May 1, 2005, consisting of 24-month periods, may continue until October 31, 2005 unless terminated pursuant to the terms of the ESPP. On October 31, 2005, all such 24-month offering periods shall terminate. For offering periods commencing on and after May 1, 2005, the Plan shall be implemented by consecutive six-month offering periods commencing on each May 1st and November 1st.

Participants may end their participation at any time during an offering period, and will be refunded their accumulated payroll deductions for such offering period, however, beginning with the offering period commencing May 1, 2005, participants cannot otherwise change their rate of payroll deductions during an offering period. Participation ends automatically upon termination of employment with us.

By executing a subscription agreement to participate in the ESPP, the participant accepts the grant of an ESPP option to purchase shares during an offering period. Within this limit, the number of shares purchased by a participant will be determined by dividing the amount of the participant’s total payroll deductions for such offering accumulated prior to the purchase date by the purchase price applicable for the offering period. Unless the participant’s participation is discontinued, each participant’s option for the purchase of shares will be exercised automatically on each purchase date at the applicable price. Notwithstanding the foregoing, no participant shall be permitted to subscribe for shares under the ESPP if immediately after the grant of the option he or she would own five per cent (5%) or more of either the combined voting power or value of all classes of our common stock. Nor shall any participant be permitted to purchase shares under the ESPP which exceed $25,000 in fair market value, determined as of the beginning of the offering period in which the participant is participating during each calendar year in which an option to purchase stock under the ESPP is outstanding. In addition, no participant shall be permitted to purchase more than 4,000 shares during an offering period. Furthermore, if the number of shares which would otherwise be placed under option at the beginning of an offering period exceeds the number of shares then available under the ESPP, a pro rata allocation of the available shares shall be made in as equitable a manner as is practicable.

A participant may not transfer rights granted under the ESPP other than by will, the laws of descent and distribution or as otherwise provided under the ESPP.

Effect of a Change of Control

In the event of a “corporate reorganization” of the Company, a successor corporation may assume or substitute for rights to participate in the ESPP. If the successor corporation refuses to assume or substitute for the outstanding participation rights, the offering period then in progress will be terminated and shares will be purchased in accordance with the terms of the ESPP.

Changes in Capitalization

The aggregate number of shares offered under the ESPP and the price of shares that any participant has elected to purchase will be adjusted proportionately by the compensation committee for any increase or decrease in the number of outstanding shares of our common stock resulting from a stock dividend, or any other increase or decrease in the number of issued shares of our common stock effected without receipt of consideration by the Company.

Withdrawal

A participant’s interest may be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the ESPP. Such withdrawal may be elected at any time prior to the end of the applicable accumulation period under the ESPP.

Termination of Employment

Upon termination of the participant’s continuous status as an employee for any reason, including retirement or death, the contributions credited to his or her account will be returned to him or her, without interest, or, in the case of his or her death, to the person or persons entitled thereto, and his or her option will be automatically terminated.

Amendment or Termination

Our ESPP may be terminated by our Board of Directors at any time. The Board has the authority to amend or terminate our ESPP, except that, subject to certain exceptions described in the ESPP, no such action may adversely affect any outstanding rights to purchase stock under our ESPP. The ESPP is set to expire on March 3, 2019. As of March 8, 2005, there are approximately 436 employees, including 5 executive officers, eligible to participate in the ESPP.

Federal Income Tax Consequences

The ESPP, and the right of participants to make purchases thereunder, is intended to qualify for the federal income tax treatment provided to employee stock purchase plans and their participants under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in a manner that depends upon the holding period of the shares. If the shares are sold or otherwise disposed of (including by gift) more than two years from the first day of the offering period and more than one year from the date the shares are purchased, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to fifteen per cent (15%) of the fair market value of the shares as of the first day of the offering period. Any additional gain or loss will be treated as long-term capital gain or loss. If the shares are sold or otherwise disposed of (including by gift) before the expiration of either of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on whether or not the disposition occurs more than one year after the date the shares are purchased. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by a participant upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Plan Benefits

The following table presents certain information with respect to purchases made during the fiscal year ended December 31, 2004 by (i) our Chief Executive Officer and our other four most highly compensated executive officers, (ii) all executive officers as a group, (iii) all non-employee directors as a group and (iv) all employees, as a group, other than executive officers. This information regarding purchases for the fiscal year ended December 31, 2004 is for illustration only and may not be indicative of purchases actually made in the future under the ESPP:

Name and Position	Number of Shares
Kevin A. DeNuccio	2,402
Ebrahim Abbasi	—
Georges Antoun	2,402
Thomas L. Cronan, III	—
Scott Marshall	—
Executive Group	4,804
Non-Executive Director Group	—
Non-Executive Officer Employee Group	576,499

As of March 31, 2005, the closing price of our common stock on the Nasdaq National Market was $5.98 per share.

Summary

We believe that the approval of the amendment to the ESPP is important to our continued success. Our employees are our most valuable asset, and the ESPP plays important role in our ability to attract, retain, and motivate outstanding and highly skilled individuals to further the Company’s goals.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED 1999 EMPLOYEE STOCK PURCHASE PLAN.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF

PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT

The following table sets forth the beneficial ownership of Redback common stock and Series B convertible preferred stock as of March 8, 2005, except where otherwise indicated, by:

•	each person who is known by us to beneficially own more than 5% of our common stock or 5% of our Series B convertible preferred stock;

•	each of Redback’s directors, nominees and the executive officers named in the Summary Compensation Table below; and

•	all of our current directors and executive officers as a group.

Except as otherwise indicated, based on information furnished by the beneficial owners of the common stock and the Series B convertible preferred stock listed below, we believe that such owners have sole voting and investment power with respect to such shares. Except as otherwise indicated, the percentage of beneficial ownership for the following table is based on 53,662,205 shares of common stock and 651,749 shares of Series B convertible preferred stock outstanding as of March 8, 2005. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Common stock subject to warrants or options that are exercisable within 60 days of March 8, 2005 are deemed outstanding for purposes of computing the percentage ownership of the person holding such warrants or options but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except where indicated, and subject to community property laws where applicable, the persons in the table below have sole voting and investment power with respect to all common stock or Series B convertible preferred stock shown as beneficially owned by them. Unless otherwise indicated, the address of each of the individuals listed in the table is c/o Redback Networks Inc., 300 Holger Way, San Jose, California 95134.

Name and Address	Number of Shares of Common Stock Beneficially Owned as of March 8, 2005	Percentage of Shares of Common Stock Outstanding
Paul Giordano (1)	9,036,565	15.02%
Creedon Keller & Partners, Inc. 123 2nd Street #120 Sausalito, CA 94965	8,985,883	14.93%
TCV IV, L.P. and TCV IV Strategic Partners, L.P. (2) 528 Ramona Street Palo Alto, CA 94301	8,146,863	13.18%
Kopp Investment Advisors, LLC 7701 France Avenue South, Suite 500, Edina, MN 55435	7,358,880	12.23%
David C. Friezo (3)	3,097,141	5.15%
Lydian Asset Management, L.P. and related persons 495 Post Road East Westport, CT 06880	3,096,393	5.15%
Kevin A. DeNuccio (4)	1,064,413	1.74%
Georges Antoun (5)	221,148	*
Thomas L. Cronan, III (6)	169,992	*
Ebrahim Abbasi (7)	169,791	*
Scott Marshall (8)	128,645	*
William H. Kurtz (9)	26,251	*
Roy D. Behren (10)	37,348	*
John L. Drew (11)	682	*
Martin A. Kaplan (12)	35,682	*
All executive officers, directors and nominees as a group (11 individuals)	13,987,658	22.56%

*	Represents beneficial ownership of less than 1%.

(1)	Consists of (i) 8,985,883 shares of common stock controlled by Creedon Keller & Partners, (ii) options to purchase 682 shares of Redback common stock that are exercisable within 60 days of March 8, 2005 and (iii) 50,000 shares of common stock personally owned by Mr. Giordano. Mr. Giordano is a Managing Director of Creedon Keller & Partners, and may be deemed to have beneficial ownership of shares held by Creedon Keller & Partners.

(2)	Consists of 6,517,490 shares issuable upon conversion of 651,749 shares of Series B convertible preferred stock (representing beneficial ownership of 100% of the outstanding shares of such class of stock) and 1,629,373 shares issuable upon exercise of certain warrants with an exercise price of $5 per share. TCV IV, L.P. is the record holder of 628,320 shares of Series B convertible preferred stock and warrants to purchase 1,570,800 shares of common stock, and TCV IV Strategic Partners, L.P. is the record holder of 23,429 shares of Series B convertible preferred stock and warrants to purchase 58,573 shares of common stock. Technology Crossover Management IV, L.L.C. (“TCM IV”), a Delaware limited liability company, is the sole general partner of TCV IV, L.P. and TCV IV Strategic Partners, L.P. (together “TCV IV”). Mr. Drew is a member of TCM IV and Mr. Drew and TCM IV disclaim beneficial ownership of these shares except to the extent of his pecuniary interests therein.

(3)	Consists of (i) 3,096,393 shares of common stock controlled by Lydian Asset Management, L.P., and beneficially owned by funds to which Lydian Asset Management, L.P., acts as investment advisor, (ii) 21 shares of common stock personally owned by Mr. Friezo, (iii) warrants to purchase 22 shares of common stock with an exercise price of $5 per share and warrants to purchase 23 shares of common stock with an exercise price of $9.50 per share, and (iv) options held by Mr. Friezo to purchase 682 shares of Redback common stock that are exercisable within 60 days of March 8, 2005. Mr. Friezo is the managing member and controlling holder of Lydian Capital Advisors L.L.C., which is the general partner of Lydian Asset Management, L.P., and may be deemed to control shares beneficially owned by funds to which Lydian Asset Management, L.P., acts as investment advisor.

(4)	Consists of (i) 27,906 shares of common stock, (ii) warrants to purchase 531 shares of common stock with an exercise price of $5 per share and warrants to purchase 560 shares of common stock with an exercise price of $9.50 per share, and (iii) options to purchase 1,035,416 shares of common stock that are exercisable within 60 days of March 8, 2005.

(5)	Consists of (i) 2,566 shares of common stock, (ii) warrants to purchase 172 shares of common stock with an exercise price of $5 per share and warrants to purchase 182 shares of common stock with an exercise price of $9.50 per share, and (iii) options to purchase 218,228 shares of common stock that are exercisable within 60 days of March 8, 2005.

(6)	Consists of (i) 9 shares of common stock, (ii) warrants to purchase 9 shares of common stock with an exercise price of $5 per share and warrants to purchase 9 shares of common stock with an exercise price of $9.50 per share, and (iii) options to purchase 169,965 shares of common stock that are exercisable within 60 days of March 8, 2005.

(7)	Consists of options to purchase 169,791 shares of common stock that are exercisable within 60 days of March 8, 2005.

(8)	Consists of options to purchase 128,645 shares of common stock that are exercisable within 60 days of March 8, 2005.

(9)	Consists of (i) 14,585 shares of restricted common stock and (ii) options to purchase 11,666 shares of common stock that are exercisable within 60 days of March 8, 2005.

(10)	Consists of (i) 25,000 shares of restricted common stock and (ii) options to purchase 12,348 shares of common stock that are exercisable within 60 days of March 8, 2005.

(11)	Consists of options to purchase 682 shares of Redback’s common stock that are exercisable within 60 days of March 8, 2005 and excludes 8,146,863 shares of common stock and 651,749 shares of Series B convertible preferred stock beneficially owned by TCV IV. Mr. Drew is a member of TCM IV, which is the sole general partner of TCV IV. TCM IV and Mr. Drew disclaim beneficial ownership of the TCV IV shares except to the extent of their pecuniary interests therein.

(12)	Consists of (i) 25,000 shares of restricted common stock and (ii) options to purchase 10,682 shares of common stock that are exercisable within 60 days of March 8, 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of the Board of Directors, the executive officers and persons who hold more than ten percent of Redback’s outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which requires them to file reports with respect to their ownership of Redback securities and their transactions in such securities. Based upon copies of Section 16(a) reports that Redback received from such persons for their 2004 fiscal year transactions in Redback securities, Redback believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by each person who, at any time during the 2004 fiscal year, was a Redback executive officer, Board member or greater than ten-percent stockholder with the exception of one late report on Form 4 for William H. Kurtz reporting a grant of options to purchase 40,000 shares of common stock and one late report on Form 4 for David Friezo reporting a purchase of 100,000 shares of common stock. In making these statements, Redback has relied upon examination of copies of Forms 3, 4 and 5 provided to Redback and the written representations of its directors and officers.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation, for the fiscal years ended December 31, 2004, December 31, 2003 and December 31, 2002, earned by Redback’s Chief Executive Officer and the four other most highly compensated executive officers who were serving as such at the end of the fiscal year ended December 31, 2004. In connection with our emergence from bankruptcy, all of the options held by these executive officers as of January 2, 2004 were cancelled and are no longer outstanding. The share amounts listed below in years 2003 and 2002 do not reflect the approximate 73-to-1 reverse stock split that occurred on January 2, 2004.

					Long-Term Compensation Awards		All Other Compensation ($)(1)
					Securities Underlying Options (#)	Restricted Stock Awards ($)
Annual Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)
Kevin A. DeNuccio President and Chief Executive Officer	2004 2003 2002	500,000 500,000 500,000	— — —		1,775,000 — —	— — —	14,699 17,559 14,594

Ebrahim Abbasi Senior Vice President of Operations, Information Technology and Customer Service	2004 2003 2002	275,000 265,000 235,000	50,000 — —		325,000 150,000 250,000	— — —	11,394 7,828 5,220

Georges Antoun Senior Vice President of World Wide Field Operations	2004 2003 2002	300,000 300,000 300,000	210,372 185,824 —	(2) (2)	425,000 — 250,000	— — —	17,579 17,343 14,594

Thomas L. Cronan, III Senior Vice President of Finance & Administration and Chief Financial Officer	2004 2003 2002	275,000 271,875 192,500	40,000 — —		275,000 644,659 125,000	— — —	17,507 17,235 15,490

Scott Marshall Senior Vice President of Engineering and Product Management (4)	2004 2003 2002	81,250 — —	140,625 — —	(3)	325,000 — —	— — —	13,361 — —	(5)

(1)	Represents life insurance and health insurance premiums paid by Redback. In addition, the amount for Mr. Abbasi in 2003 represents an ESPP disposition of $2,068.

(2)	Mr. Antoun’s bonus compensation includes commissions.

(3)	Represents a $100,000 bonus paid upon commencement of employment and $40,625 which is a quarterly payment of his first year bonus in the amount of $162,500.

(4)	Mr. Marshall was appointed an executive officer on October 1, 2004.

(5)	Includes $11,542 for housing and car rental payments.

Option Grants in Last Fiscal Year

The following table contains information concerning the stock option grants made to each of the named officers during the fiscal year 2004. No stock appreciation rights were granted during such year. In connection with our emergence from bankruptcy, all of the options held by these executive officers as of January 2, 2004 were cancelled and are no longer outstanding.

	Individual Grants (1)			Exercise Price ($/ Share)		Expiration Date
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year (2)					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
							5% ($)	10% ($)
Kevin A. DeNuccio	1,775,000	16.2%			$4.60	1/03/2014	5,129,750	13,010,750
Ebrahim Abbasi	275,000 50,000	2.5 0.5	% %	$ $	4.60 5.68	1/03/2014 7/08/2014	794,750 178,500	2,015,750 452,500
Georges Antoun	350,000 75,000	3.2 0.7	% %	$ $	4.60 5.68	1/03/2014 7/ 08/2014	1,011,500 267,750	2,565,500 678,750
Thomas L. Cronan III	275,000	2.5%			$4.60	1/03/2014	794,750	2,015,750
Scott Marshall	325,000	3.0%			$3.44	10/01/2014	702,000	1,781,000

(1)	The exercise price for each option may be paid in cash, in shares of common stock valued at fair market value on the exercise date or through a same-day sale of the purchased shares. Generally, the options have a maximum term of ten years measured from the option grant date, subject to earlier termination in the event of the optionee’s cessation of service with Redback. The options vest in full in the event of the optionee’s death, and vesting accelerates by 12 months in the event that the optionee’s service terminates because of disability. Under each of the options, the option shares will vest upon an acquisition of Redback by merger or asset sale, unless the acquiring company assumes the options. Certain options may accelerate even if they are assumed, as described below under “Employment Contracts and Change in Control Arrangements.”

(2)	Based on an aggregate of 10,990,593 shares granted to Redback employees during 2004.

(3)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of Redback’s securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information concerning option holdings as of December 31, 2004 with respect to each of the named officers. No options were exercised by the named officers during fiscal 2004. No stock appreciation rights were outstanding at the end of that year. In connection with our emergence from bankruptcy, all of the options held by these executive officers as of January 2, 2004 were cancelled and are no longer outstanding.

	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Kevin A. DeNuccio	813,541	961,459	618,291	730,709
Ebrahim Abbasi	131,249	193,751	95,791	113,209
Georges Antoun	168,228	256,772	121,916	144,084
Thomas L. Cronan, III	136,545	138,455	103,774	105,226
Scott Marshall	94,791	230,209	181,999	442,001

(1)	The value of underlying securities is based on the $5.36 per share closing price of Redback’s common stock on December 31, 2004.

Employment Contracts and Change in Control Arrangements

Redback’s employment agreement with Mr. DeNuccio is described in the “Report of the Compensation Committee of the Board of Directors—CEO Compensation.”

In October 2001, we entered into a letter agreement with Ebrahim Abbasi, our Senior Vice President of Operations, Information Technology and Customer Service. Mr. Abbasi’s letter agreement specifies an annual base salary of $235,000 and a possible target bonus of up to 40% of his base compensation. In April 2003, the compensation committee approved an increase of Mr. Abbasi’s annual base salary to $275,000. On January 3, 2004, Redback granted Mr. Abbasi an option to purchase 275,000 shares of Redback common stock at a per share exercise price of $4.60. The shares vest over a three-year period with 137,500 shares vesting monthly on a pro-rata basis in the first year and the remaining 137,500 shares vesting monthly on a pro-rata basis in the subsequent two years. On July 8, 2004, Redback granted Mr. Abassi an option to purchase 50,000 shares of Redback common stock at a per share exercise price of $5.68. However, if there is a change in control and Mr. Abbasi is subsequently terminated without cause, or the nature and scope of his service to us (including a material reduction in his employment responsibilities) is involuntarily reduced, an additional twelve (12) months of his option shares shall become vested. In connection with such a termination following a change in control, Mr. Abbasi will also receive up to 12 months of salary continuation. In January 2005, the compensation committee approved an increase of Mr. Abbasi’s base salary to $325,000.

In July 2003, Redback entered into an amendment to Georges Antoun’s letter agreement when he assumed his new role as Senior Vice President of Worldwide Field Operations. Mr. Antoun’s amendment specifies an annual base salary of $300,000 and an annual commission of up to $250,000. On January 3, 2004, Redback granted Mr. Antoun an option to purchase 350,000 shares of Redback common stock at a per share exercise price of $4.60. The shares vest over a three-year period with 175,000 shares vesting monthly on a pro-rata basis in the first year and the remaining 175,000 shares vesting monthly on a pro-rata basis in the subsequent two years. On July 8, 2004, Redback granted Mr. Antoun an option to purchase 75,000 shares of Redback common stock at a per share exercise price of $5.68. However, if there is a change in control and Mr. Antoun is subsequently terminated without cause, or the nature and scope of his service to us (including a material reduction in his employment responsibilities) is involuntarily reduced, 100% of his option shares shall vest. In connection with such a termination following a change in control, Mr. Antoun will also receive up to 12 months of salary continuation.

In January 2003, we entered into an amendment to Thomas L. Cronan III’s letter agreement when he assumed his new role as Senior Vice President of Finance and Administration and Chief Financial Officer. Mr. Cronan’s amendment specifies an annual base salary of $275,000. On January 3, 2004, Redback granted Mr. Cronan an option to purchase 275,000 shares of Redback common stock at a per share exercise price of $4.60. The shares vest over a three-year period with 148,958 shares vesting monthly on a pro-rata basis in the first year and the remaining 126,041 shares vesting monthly on a pro-rata basis in the subsequent two years. However, if there is a change in control and Mr. Cronan is subsequently terminated without cause, or the nature and scope of his service to us (including a material reduction in his employment responsibilities) is involuntarily reduced, an additional twelve (12) months of his option shares shall vest. In addition, the Company shall also continue his base pay (at the rate in effect at the time of the termination of his employment) for a period of 12 months following the termination of his employment or, if earlier, until he secures new employment at similar compensation.

In September 2004, we entered into a letter agreement with Scott Marshall, our Senior Vice President of Engineering and Product Management. Mr. Marshall’s letter agreement specifies an annual base salary of $325,000 and a sign-on bonus of $100,000. He is also eligible to participate in the executive management bonus program and will receive a minimum guaranteed bonus of 50% of his base salary, or $162,500, for his first year of service. On October 1, 2004, Redback granted Mr. Marshall an option to purchase 325,000 shares of Redback’s common stock at an exercise price of $3.44 per share. Upon the signing of his letter agreement, 81,250 shares became vested and the remaining 243,750 shares vest monthly over a three-year period. However, if there is a change in control an additional twelve months of unvested options shall vest. In addition, if within twelve (12) months following such change in control Mr. Marshall is subsequently terminated without cause, or the nature and scope of his service to us (including a material reduction in his employment responsibilities) is involuntarily reduced, Mr. Marshall will receive 12 months of his base salary.

The compensation committee, as administrator of the 1999 Stock Incentive Plan, may provide for accelerated vesting of the shares of common stock subject to outstanding options held by any executive officer of Redback in connection with certain changes in control of Redback. The accelerated vesting may be conditioned on the termination of the individual’s employment or reduction in scope of employment responsibilities following the change in control event. None of Redback’s executive officers currently have employment agreements with Redback for a specific term, and they may resign or be terminated at any time.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The compensation committee of Redback’s Board of Directors is composed exclusively of non-employee, independent directors and has the exclusive authority to establish the compensation program for the Chief Executive Officer and other officers of Redback, including the executive officers listed on the Summary Compensation Table appearing on page 22. The compensation committee oversees and administers Redback’s 1999 Stock Incentive Plan and the 1999 Employee Stock Purchase Plan. In addition, the compensation committee has the responsibility for approving the bonus programs to be in effect for the Chief Executive Officer and other executive officers, including the executive officers. The compensation committee regularly evaluates the effectiveness of the compensation program in linking performance and executive pay. Additionally, the compensation committee is routinely consulted to approve the compensation package of a newly hired executive or of an executive whose scope of responsibility has changed significantly. The compensation committee held five meetings during the fiscal year ended December 31, 2004 and acted by unanimous written consent in lieu of a meeting on 11 occasions.

General Compensation Policy.    The objective of Redback’s executive compensation program is to align executive compensation with Redback’s long- and short-term business objectives and performance. Additionally, it is imperative that executive compensation enable Redback to attract, retain, and motivate qualified executives who are able to contribute to the long-term success of Redback. Among the factors considered by the compensation committee in determining executive officer compensation levels are the ability to recruit individuals with the necessary talents and the need to retain and motivate the executives that remain with Redback during a period of uncertainty in which the stock price of Redback remains very low. Upon such review of executive compensation, the compensation committee believed the executive base salary compensation was at the appropriate levels during the 2004 fiscal year. The following specific strategies are utilized to guide Redback’s executive compensation decisions:

–	Risk and Reward. A significant portion of an executive’s compensation should be tied to his or her performance and contributions to the success of Redback.

–	Pay for Performance. If an executive performs at a higher level, then the executive should be rewarded with a higher level of compensation. Similarly, if performance is below minimum expectations, then there should be a lower level of compensation, or there may be no variable compensation.

–	Compensate Competitively. Redback compares its compensation programs to those of other companies of comparable size and in similar industries and establishes compensation programs that are substantially at market. During 2004, we participated in several competitive pay surveys with compensation consulting firms. This data was utilized to assess our competitive position that we believe best represents our industry, size, and phase of growth. This information was also used to determine new hire starting salaries, and provide a market view as we endeavor to maintain competitive pay levels to attract, retain, and motivate our valued employees. The compensation committee, with management assistance, refers to external benchmarks as part of its due diligence in determining salary and bonus amounts, including peer group companies, and information provided by an independent, third-party compensation consultant.

During 2004, Redback’s executive compensation program included these key elements:

–	Base Salary. Redback establishes the base salaries of its executives based on competitive market practices derived from comparisons with companies of similar size and in similar industries.

–

Equity-Based Incentives.    Stock options are designed to align the interests of each executive with those of the stockholders. Each year, the compensation committee determines the grant to executives of stock option awards. The compensation committee believes that stock options provide added incentive for executives to influence the strategic direction of Redback and to create value for customers, stockholders and employees. Options are typically granted at fair market value and typically have four-year vesting periods, contingent upon the executives’ continued employment with Redback. The grants made on January 3, 2004 to the Chief Executive Officer and the other executive officers have an accelerated three-year vesting schedule. The acceleration is dependent on the period of employment completed with Redback by the executive officer. The vesting schedule is shorter than the standard four-years as the Company’s bankruptcy required the cancellation of all outstanding options prior to January 2, 2004 and the compensation committee determined that in order to retain current employees the grants to substantially all employees on January 3, 2004 would include an accelerator based on time in service and a shorter vesting schedule. The Chief Executive Officer and the other executive officers were included in this grant. The number of stock option shares that are granted to individual executives is based on demonstrated performance and independent survey data reflecting competitive market practice. Specifically, for each executive, we reviewed (i) the competitive market data for the combination of base pay, bonus and stock options; (ii) the individual performance of the executive in the executive’s position, (iii) the long term value the executive creates for Redback; and (iv) the number of shares previously awarded to the executive.

CEO Compensation.    Mr. DeNuccio joined Redback on August 29, 2001 as the Chief Executive Officer, President and Director. Redback entered into an employment agreement with Mr. DeNuccio that specified an annual base salary of $500,000 and an annual bonus to be determined by the compensation committee with a targeted bonus of $500,000. If Mr. DeNuccio is terminated for reasons other than cause or voluntarily resigns for good reason, he is to receive a lump sum equal to the sum of his base salary for a 12-month period plus his target bonus for that year.

As part of the Plan of Reorganization, all of Mr. DeNuccio’s outstanding and unexercised options as of January 2, 2004 were cancelled. For fiscal year 2004, the compensation committee believed that Mr. DeNuccio’s existing compensation package was sufficient and should remain unchanged. Accordingly, Mr. DeNuccio was paid a base salary of $500,000 and did not receive a bonus payment. On January 3, 2004, Redback granted Mr. DeNuccio an option to purchase 1,775,000 shares of Redback common stock at a per share exercise price of $4.60, to replace his cancelled options. The shares vest over a three-year period with 887,500 shares vesting monthly on a pro-rata basis in the first year and the remaining 887,500 shares vesting monthly on a pro-rata basis over the subsequent two years. However, if there is a change in control that occurs during Mr. DeNuccio’s employment with Redback, 100% of his options will vest.

Tax Limitation.    The compensation committee has considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the Federal Revenue Reconciliation Act of 1993. This section precludes a public corporation from taking a tax deduction for individual compensation in excess of $1 million for its chief executive officer or any of its four other highest-paid officers. This section also provides for certain exemptions to this limitation, specifically compensation that is performance based within the meaning of Section 162(m). In order to preserve our ability to deduct the compensation income associated with stock options granted to such persons, our 1999 Plan provides that no employee may be granted, in any of one fiscal year, options to purchase more than 3,000,000 shares of common stock (except in connection with an employee’s initial employment, in which case the employee may be granted options to purchase up to 6,000,000 shares of common stock). Although Redback does not have a policy requiring the compensation committee to qualify all compensation for deductibility under this provision, the compensation committee does consider the impact of this rule when designing and implementing its executive compensation programs.

Compensation Committee

John L. Drew
Paul Giordano
Martin A. Kaplan

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee of the Board of Directors of Redback serves as the representative of the Board for general oversight of Redback’s financial accounting and reporting process, systems of internal control, audit process, and process for monitoring compliance with laws and regulations and Redback’s standards of business conduct. Redback’s management has primary responsibility for preparing Redback’s financial statements and Redback’s financial reporting process. Redback’s independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for expressing an opinion as to whether Redback’s financial statements are prepared in accordance with accounting principles generally accepted in the United States.

In this context, the audit committee hereby reports as follows:

1.    The audit committee has reviewed and discussed the financial statements with Redback’s management.

2.    The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380), as modified or supplemented.

3.    The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with audit committees) and has discussed with the independent registered public accounting firm the independent registered public accounting firm’ independence.

4.    Based on the review and discussions referred to in paragraphs 1 through 3 above, the audit committee recommended to the Board of Directors of Redback that the audited financial statements be included in Redback’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Audit Committee

Roy D. Behren Martin A. Kaplan William H. Kurtz

STOCK PERFORMANCE GRAPH

The graph set forth below compares the cumulative total stockholder return on Redback’s common stock between December 31, 1999 and December 31, 2004 with the cumulative total return of (i) the Nasdaq Composite Index and (ii) the RDG Technology Composite, over the same period. This graph assumes the investment of $100 on December 31, 1999 in Redback’s common stock, the Nasdaq Composite Index and the RDG Technology Composite, and assumes the reinvestment of dividends, if any.

The comparisons shown in the graph below are based upon historical data. Redback cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of Redback’s common stock.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG REDBACK NETWORKS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE RDG TECHNOLOGY COMPOSITE INDEX

*	$100 invested on 12/31/99 in stock or index including reinvestment of dividends.
Fiscal year ending December 31.

Redback effected its initial public offering of common stock on May 18, 1999 and effected 2-for-1 forward stock splits in August 1999 and April 2000. The graph above reflects the foregoing forward stock splits and an approximate 73-to-1 reverse stock split that occurred as of January 2, 2004.

Notwithstanding anything to the contrary set forth in any of Redback’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or future filings made by Redback under those statutes, the compensation committee report and stock performance graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by Redback under those statutes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indemnification of Officers and Directors

Redback’s certificate of incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

Redback’s bylaws provide that Redback shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. Redback has also entered into indemnification agreements with its officers and directors containing provisions that may require Redback, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Certain Relationships and Related Transactions with Officers and Directors

Since January 1, 2004, there has not been, nor is there currently proposed, any transaction or series of similar transactions in which Redback was or is to be a party in which the amount involved exceeds $60,000 and in which any person who is a director or executive officer of Redback had or will have a direct or indirect interest, or any business relationship requiring disclosure under Item 404(b) of Regulation S-K, other than the following:

On November 3, 2003, we filed a prepackaged Plan of Reorganization under Chapter 11 of Title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. The bankruptcy court entered an order confirming the plan on December 22, 2003. The Plan of Reorganization became effective by its terms and Redback emerged from bankruptcy on January 2, 2004. In connection with the Plan of Reorganization, in exchange for outstanding convertible debt securities, Creedon Keller & Partners, Inc. acquired 8,985,883 shares of our common stock and Lydian Asset Management, L.P. and related persons acquired 2,997,200 shares of our common stock. Mr. Giordano is a Managing Director of Creedon Keller & Partners, Inc. Mr. Friezo is the Managing Member and controlling holder of Lydian Capital Advisors LLC, which is the general partner of Lydian Asset Management, L.P.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, proposals of our stockholders that are intended to be presented by such stockholders at next year’s annual meeting and that such stockholders desire to have included in Redback’s proxy materials relating to the 2006 annual meeting must be received by Redback at its offices at 300 Holger Way, San Jose, California 95134, Attn: Corporate Secretary, no later than December 21, 2005, which is 120 calendar days prior to the anniversary of the mailing date of this proxy statement. Such proposals must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting.

The Securities and Exchange Commission rules also establish a different deadline for submission of stockholder proposals that are not intended to be included in Redback’s proxy statement with respect to discretionary voting (the “Discretionary Vote Deadline”). The Discretionary Vote Deadline for the year 2006 annual meeting is March 6, 2006 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, Redback’s proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at Redback’s year 2006 annual meeting.

Redback has not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year’s annual meeting. The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter properly brought before the annual meeting, including any stockholder proposals received after the Discretionary Vote Deadline for this year’s annual meeting, which was March 5, 2005.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for stockholder action at the annual meeting. However, if other matters do properly come before the annual meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

By Order of the Board of Directors,

Kevin A. DeNuccio President and Chief Executive Officer

San Jose, California

April 20, 2005

Appendix A

REDBACK NETWORKS INC.

1999 STOCK INCENTIVE PLAN

(AS AMENDED AND RESTATED AS OF MAY 6, 2005)

i

ii

REDBACK NETWORKS INC.

1999 STOCK INCENTIVE PLAN

ARTICLE 1. INTRODUCTION.

The Plan was adopted by the Board effective as of the date of the Company’s initial public offering. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares or Options (which may constitute incentive stock options or nonstatutory stock options).

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except their choice-of-law provisions).

ARTICLE 2. ADMINISTRATION.

2.1 Committee Composition.    The Plan shall be administered by the Committee. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

(a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

(b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

2.2 Committee Responsibilities.    The Committee shall (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

2.3 Committee for Non-Officer Grants.    The Board may also appoint a secondary committee of the Board, which shall be composed of one or more directors of the Company who need not satisfy the requirements of Section 2.1. Such secondary committee may administer the Plan with respect to Employees and Consultants who are not considered officers or directors of the Company under section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards. Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee.

ARTICLE 3. SHARES AVAILABLE FOR GRANTS.

3.1 Basic Limitation.    Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. Subject to Section 3.2, the aggregate number of Options and Restricted Shares awarded under the Plan shall not exceed 11,111,864 except for the permitted increases provided for in Section 3.2 below. The limitations of this Section 3.1 and Section 3.2 shall be subject to adjustment pursuant to Article 8.

3.2 Increase in Shares.    On May 6, 2005 and May 6, 2006, the aggregate number of Options and Restricted Shares that may be awarded under the Plan shall automatically increase by 3,099,196 shares and 1,611,582 shares respectively, resulting in an aggregate number of 15,822,642 shares available under the Plan.

3.3 Additional Shares.    If Options granted under this Plan are forfeited or terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for the grant of Options or Restricted Shares under this Plan. If Common Shares issued upon the exercise of Options granted under this Plan are forfeited, then such Common Shares shall again become available for the grant of NSOs and Restricted Shares under this Plan. If Restricted Shares issued under this Plan are forfeited, then the corresponding Common Shares shall again become available for the grant of NSOs and Restricted Shares under this Plan. The aggregate number of Common Shares that may be issued under the Plan upon the exercise of ISOs shall not be increased when Restricted Shares or other Common Shares are forfeited.

ARTICLE 4. ELIGIBILITY.

4.1 Nonstatutory Stock Options and Restricted Shares.    Only Employees, Outside Directors and Consultants shall be eligible for the grant of NSOs and Restricted Shares.

4.2 Incentive Stock Options.    Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(6) of the Code are satisfied.

ARTICLE 5. OPTIONS.

5.1 Stock Option Agreement.    Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in the form described in Section 6.2.

5.2 Number of Shares.    Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 8. Options granted to any Optionee in a single fiscal year of the Company shall not cover more than three million Common Shares, except that Options granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences shall not cover more than six million Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 8.

5.3 Exercise Price.    Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an ISO shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant and the Exercise Price under an NSO shall in no event be less than 30% of the Fair Market Value of a Common Share on the date of grant. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding.

5.4 Exercisability and Term.    Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service.

5.5 Effect of Change in Control.    The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company, subject to the following limitations:

(a) In the case of an ISO, the acceleration of exercisability shall not occur without the Optionee’s written consent.

(b) If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a “pooling of interests” for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of exercisability shall not occur to the extent that the Company’s independent accountants and such other party’s independent accountants separately determine in good faith that such acceleration would preclude the use of “pooling of interests” accounting.

In addition, acceleration of exercisability may be required under Section 8.3.

5.6 Modification or Assumption of Options.    Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

5.7 Buyout Provisions.    The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

5.8 Salary Reduction Option Grants.    The Committee, at its sole discretion, may offer one or more Employees, Outside Directors and Consultants an opportunity to receive NSOs in consideration of a voluntary reduction in their cash compensation from the Company, a Parent or a Subsidiary. The Committee shall determine the maximum and minimum amounts of the reduction that an Employee, Outside Director or Consultant may elect. If an Employee, Outside Director or Consultant designated by the Committee wishes to receive NSOs under this Section 5.8, then he or she shall file a written and irrevocable election with the Company prior to the close of a calendar year. Such election shall specify the dollar amount by which the compensation of the Employee, Outside Director or Consultant shall be reduced during the next following calendar year (within the limitations prescribed by the Committee). On the first trading day of the calendar year next following the receipt of an election by the Company, the Employee, Outside Director or Consultant who filed such election shall automatically receive an NSO. Such NSO shall cover a number of Common Shares equal to (a) the amount of the compensation reduction elected by the Optionee divided by (b) two-thirds of the Fair Market Value of one Common Share on the date of grant. The Exercise Price of such NSO shall be equal to one-third of the Fair Market Value of one Common Share on the date of grant. Such NSO shall become exercisable in 12 equal monthly installments over the calendar year in which the grant occurred, but no portion of such NSO shall become exercisable after the Optionee’s service has terminated for any reason. The term of such NSO shall be 10 calendar years, commencing with the calendar year in which the grant occurred (regardless of whether the Optionee’s service has terminated). Except as provided in this Section 5.8, the NSOs granted under this Section 5.8 shall be subject to the provisions applicable to other NSOs granted under the Plan.

ARTICLE 6. PAYMENT FOR OPTION SHARES.

6.1 General Rule.    The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except as follows:

(a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

(b) In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6.

6.2 Surrender of Stock.    To the extent that this Section 6.2 is applicable, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Common Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

6.3 Exercise/Sale.    To the extent that this Section 6.3 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

6.4 Exercise/Pledge.    To the extent that this Section 6.4 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the Common Shares being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

6.5 Promissory Note.    To the extent that this Section 6.5 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note. However, the par value of the Common Shares being purchased under the Plan, if newly issued, shall be paid in cash or cash equivalents.

6.6 Other Forms of Payment.    To the extent that this Section 6.6 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE 7. RESTRICTED SHARES.

7.1 Restricted Stock Agreement.    Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

7.2 Payment for Awards.    Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services. To the extent that an Award consists of newly issued Restricted Shares, the consideration shall consist exclusively of cash, cash equivalents or past services rendered to the Company (or a Parent or Subsidiary) or, for the amount in excess of the par value of such newly issued Restricted Shares, full-recourse promissory notes, as the Committee may determine.

7.3 Vesting Conditions.    Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company, except as provided in the next following sentence. If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a “pooling of interests” for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of vesting shall not occur to the extent that the Company’s independent accountants and such other party’s independent accountants separately determine in good faith that such acceleration would preclude the use of “pooling of interests” accounting.

7.4 Voting and Dividend Rights.    The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

ARTICLE 8. PROTECTION AGAINST DILUTION.

8.1 Adjustments.    In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of (a) the number of Options and Restricted Shares available for future Awards under Article 3, (b) the limitations set forth in Section 5.2, (c) the number of Common Shares covered by each outstanding Option or (d) the Exercise Price under each outstanding Option. Except as provided in this Article 8, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

8.2 Dissolution or Liquidation.    To the extent not previously exercised, Options shall terminate immediately prior to the dissolution or liquidation of the Company.

8.3 Reorganizations.    In the event that the Company is a party to a merger or other reorganization, outstanding Options and Restricted Shares shall be subject to the agreement of merger or reorganization. Such agreement shall provide for (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation, (b) the assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary, (c) the substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards, (d) full exercisability or vesting and accelerated expiration of the outstanding Awards or (e) settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

ARTICLE 9. DEFERRAL OF DELIVERY OF SHARES.

The Committee (in its sole discretion) may permit or require an Optionee to have Common Shares that otherwise would be delivered to such Optionee as a result of the exercise of an Option converted into amounts credited to a deferred compensation account established for such Optionee by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Common Shares as of the date when they otherwise would have been delivered to such Optionee. A deferred compensation account established under this Article 9 may be credited with interest or other forms of investment return, as determined by the Committee. An Optionee for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Optionee and the Company. If the conversion of Options is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such conversion, including (without limitation) the settlement of deferred compensation accounts established under this Article 9.

ARTICLE 10. AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Restricted Shares and shall, when issued, reduce the number of Common Shares available under Article 3.

ARTICLE 11. LIMITATION ON RIGHTS.

11.1 Retention Rights.    Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).

11.2 Stockholders’ Rights.    A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, in the case of an Option, the time when he or she becomes entitled to receive such Common Shares by filing a notice of exercise and paying the Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

11.3 Regulatory Requirements.    Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE 12. WITHHOLDING TAXES.

12.1 General.    To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

12.2 Share Withholding.    The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when they are withheld or surrendered.

ARTICLE 13. LIMITATION ON PAYMENTS.

13.1 Scope of Limitation.    This Article 13 shall apply to an Award only if:

(a) The independent auditors most recently selected by the Board (the “Auditors”) determine that the after-tax value of such Award to the Participant, taking into account the effect of all federal, state and local income taxes, employment taxes and excise taxes applicable to the Participant (including the excise tax under section 4999 of the Code), will be greater after the application of this Article 13 than it was before the application of this Article 13; or

(b) The Committee, at the time of making an Award under the Plan or at any time thereafter, specifies in writing that such Award shall be subject to this Article 13 (regardless of the after-tax value of such Award to the Participant).

If this Article 13 applies to an Award, it shall supersede any contrary provision of the Plan or of any Award granted under the Plan.

13.2 Basic Rule.    In the event that the Auditors determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a “Payment”) would be nondeductible by the Company for federal income tax purposes because of the provisions concerning “excess parachute payments” in section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Article 13, the “Reduced Amount” shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of section 280G of the Code.

13.3 Reduction of Payments.    If the Auditors determine that any Payment would be nondeductible by the Company because of section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Article 13, present value shall be determined in accordance with section 280G(d)(4) of the Code. All determinations made by the Auditors under this Article 13 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

13.4 Overpayments and Underpayments.    As a result of uncertainty in the application of section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an “Overpayment”) or that additional Payments which will not have been made by the Company could have been made (an “Underpayment”), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount which is subject to taxation under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code.

13.5 Related Corporations.    For purposes of this Article 13, the term “Company” shall include affiliated corporations to the extent determined by the Auditors in accordance with section 280G(d)(5) of the Code.

ARTICLE 14. FUTURE OF THE PLAN.

14.1 Term of the Plan.    The Plan shall become effective on the date of the Company’s initial public offering. The Plan shall remain in effect until it is terminated under Section 14.2, except that no ISOs shall be granted on or after the 10th anniversary of the later of (a) the date when the Board adopted the Plan or (b) the date when the Board adopted the most recent increase in the number of Common Shares available under Article 3 that was approved by the Company’s stockholders.

14.2 Amendment or Termination.    The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

ARTICLE 15. DEFINITIONS.

15.1 “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

15.2 “Award” means any award of an Option or a Restricted Share under the Plan.

15.3 “Board” means the Company’s Board of Directors, as constituted from time to time.

15.4 “Change in Control” shall mean:

(a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

(b) The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(c) A change in the composition of the Board, as a result of which 50% or fewer of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the “original directors”) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

(d) Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Subsection (d), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

15.5 “Code” means the Internal Revenue Code of 1986, as amended.

15.6 “Committee” means a committee of the Board, as described in Article 2.

15.7 “Common Share” means one share of the common stock of the Company.

15.8 “Company” means Redback Networks Inc., a Delaware corporation.

15.9 “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.2.

15.10 “Employee” means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

15.11 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

15.12 “Exercise Price” means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.

15.13 “Fair Market Value” means the market price of Common Shares, determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

15.14 “ISO” means an incentive stock option described in section 422(b) of the Code.

15.15 “NSO” means a stock option not described in sections 422 or 423 of the Code.

15.16 “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

15.17 “Optionee” means an individual or estate who holds an Option.

15.18 “Outside Director” shall mean a member of the Board who is not an Employee. Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.2.

15.19 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

15.20 “Participant” means an individual or estate who holds an Award.

15.21 “Plan” means this Redback Networks Inc. 1999 Stock Incentive Plan, as amended from time to time.

15.22 “Restricted Share” means a Common Share awarded under the Plan.

15.23 “Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

15.24 “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

15.25 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

Appendix B

REDBACK NETWORKS INC.

1999 EMPLOYEE STOCK PURCHASE PLAN

(AS AMENDED AND RESTATED AS OF MAY 1, 2005)

i

ii

REDBACK NETWORKS INC.

1999 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1. PURPOSE OF THE PLAN.

The Plan was adopted by the Board effective as of the date of the IPO. The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify under section 423 of the Code.

SECTION 2. ADMINISTRATION OF THE PLAN.

(a) Committee Composition.    The Plan shall be administered by the Committee. The Committee shall consist exclusively of one or more directors of the Company, who shall be appointed by the Board.

(b) Committee Responsibilities.    The Committee shall interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

SECTION 3. ENROLLMENT AND PARTICIPATION.

(a) Offering Periods.    Unless otherwise terminated hereunder, Offering Periods in effect prior to May 1, 2005 consisting of 24-month periods shall continue until October 31, 2005. On October 31, 2005, all such 24-month Offering Periods shall terminate. For Offering Periods commencing on and after May 1, 2005, the Plan shall be implemented by consecutive six-month Offering Periods commencing on each May 1st and November 1st.

(b) Accumulation Periods.    For Offering Periods in effect prior to May 1, 2005, two Accumulation Periods shall commence in each calendar year. The Accumulation Periods shall consist of the six-month periods commencing on each May 1 and November 1, except that the first Accumulation Period shall commence on the date of the IPO and end on October 31, 1999. For Offering Periods commencing on and after May 1, 2005, the term “Accumulation Period” shall have the same meaning as “Offering Period.”

(c) Enrollment.    Any individual who, on the day preceding the first day of an Offering Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Offering Period by executing the enrollment form prescribed for this purpose by the Committee. The enrollment form shall be filed with the Company at the prescribed location not later than five business days prior to the commencement of such Offering Period.

(d) Duration of Participation.    Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an Eligible Employee, withdraws from the Plan under Section 5(a) or reaches the end of the Accumulation Period in which his or her employee contributions were discontinued under Section 8(b). A Participant who withdrew from the Plan under Section 5(a) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (c) above. A Participant whose employee contributions were discontinued automatically under Section 8(b) shall automatically resume participation at the beginning of the earliest Accumulation Period ending in the next calendar year, if he or she then is an Eligible Employee.

(e) Applicable Offering Period.    For purposes of calculating the Purchase Price under Section 7(b), the applicable Offering Period shall be determined as follows:

(i) Once a Participant is enrolled in the Plan for an Offering Period, such Offering Period shall continue to apply to him or her until the earliest of (A) the end of such Offering Period, (B) the end of his or her participation under Subsection (d) above or (C) re-enrollment for a subsequent Offering Period under Paragraph (ii) or (iii) below.

(ii) In the event that the Fair Market Value of Stock on the last trading day before the commencement of the Offering Period for which the Participant is enrolled is higher than on the last trading day before the commencement of any subsequent Offering Period, the Participant shall automatically be re-enrolled for such subsequent Offering Period.

(iii) Any other provision of the Plan notwithstanding, the Company (at its sole discretion) may determine prior to the commencement of any new Offering Period that all Participants shall be re-enrolled for such new Offering Period.

(iv) When a Participant reaches the end of an Offering Period but his or her participation is to continue, then such Participant shall automatically be re-enrolled for the Offering Period that commences immediately after the end of the prior Offering Period.

SECTION 4. EMPLOYEE CONTRIBUTIONS.

(a) Frequency of Payroll Deductions.    A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to Subsection (b) below, shall occur on each payday during participation in the Plan.

(b) Amount of Payroll Deductions.    An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 15%.

(c) Changing Withholding Rate.    A Participant may not change the rate of payroll withholding set forth on the enrollment form during the term of an Offering Period. A Participant may modify such withholding rate to become effective upon the commencement of a subsequent Offering Period.

SECTION 5. WITHDRAWAL FROM THE PLAN.

(a) Withdrawal.    A Participant may elect to withdraw from the Plan by filing the prescribed form with the Company at the prescribed location at any time before the last day of an Accumulation Period. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant’s Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.

(b) Re-Enrollment After Withdrawal.    A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 3(c). Re-enrollment may be effective only at the commencement of an Offering Period.

SECTION 6. CHANGE IN EMPLOYMENT STATUS.

(a) Termination of Employment.    Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 5(a). (A transfer from one Participating Company to another shall not be treated as a termination of employment.)

(b) Leave of Absence.    For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. Employment, however, shall be deemed to terminate 90 days after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

(c) Death.    In the event of the Participant’s death, the election of the beneficiary designated by him or her for this purpose on the prescribed form may elect to have the amount credited to the Participant’s Plan Account used to purchase shares at the end of the Accumulation Period based on the amount credited to the employee’s Plan Account prior to the employee’s death or to withdraw from the Plan, in which case the amount credited to his or her Plan Account shall be paid to the beneficiary. If no beneficiary is designated by him or her the amount will be paid to the Participant’s estate. Such form shall be valid only if it was filed with the Company at the prescribed location before the Participant’s death.

SECTION 7. PLAN ACCOUNTS AND PURCHASE OF SHARES.

(a) Plan Accounts.    The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant’s Compensation under the Plan, such amount shall be credited to the Participant’s Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company’s general assets and applied to general corporate purposes. No interest shall be credited to Plan Accounts.

(b) Purchase Price.    The Purchase Price for each share of Stock purchased at the close of an Accumulation Period shall be the lower of:

(i) 85% of the Fair Market Value of such share on the last trading day in such Accumulation Period; or

(ii) 85% of the Fair Market Value of such share on the last trading day before the commencement of the applicable Offering Period (as determined under Section 3(e)) or, in the case of the first Offering Period under the Plan, 85% of the price at which one share of Stock is offered to the public in the IPO.

(c) Number of Shares Purchased.    As of the last day of each Accumulation Period, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 5(a). The amount then in the Participant’s Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant’s Plan Account. The foregoing notwithstanding, no Participant shall purchase more than 4,0001 shares of Stock with respect to any Accumulation Period nor more than the amounts of Stock set forth in Sections 8(b) and 13(a). The Committee may determine with respect to all Participants that any fractional share, as calculated under this Subsection (c), shall be (i) rounded down to the next lower whole share or (ii) credited as a fractional share.

(d) Available Shares Insufficient.    In the event that the aggregate number of shares that all Participants elect to purchase during an Accumulation Period exceeds the maximum number of shares remaining available for issuance under Section 13(a), then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase and the denominator of which is the number of shares that all Participants have elected to purchase.

(e) Issuance of Stock.    Certificates representing the shares of Stock purchased by a Participant under the Plan shall be issued to him or her as soon as reasonably practicable after the close of the applicable

[1]	Reflects two-for-one stock split applicable to stockholders of record on August 5, 1999 and the two-for-one stock split applicable to stockholders of record on March 20, 2000.

Accumulation Period, except that the Committee may determine that such shares shall be held for each Participant’s benefit by a broker designated by the Committee (unless the Participant has elected that certificates be issued to him or her). Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property.

(f) Unused Cash Balances.    An amount remaining in the Participant’s Plan Account that represents the Purchase Price for any fractional share shall be carried over in the Participant’s Plan Account to the next Accumulation Period. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsection (c) above, Section 8(b) or Section 13(a) shall be refunded to the Participant in cash, without interest.

(g) Withholding Taxes.    As a condition to the purchase of Shares, the Participant shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such purchase.

(h) Stockholder Approval.    Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company’s stockholders have approved the adoption of the Plan.

SECTION 8. LIMITATIONS ON STOCK OWNERSHIP.

(a) Five Percent Limit.    Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company. For purposes of this Subsection (a), the following rules shall apply:

(i) Ownership of stock shall be determined after applying the attribution rules of section 424(d) of the Code;

(ii) Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan; and

(iii) Each Participant shall be deemed to have the right to purchase not more than 4,000 shares of Stock under this Plan with respect to each Accumulation Period.

(b) Dollar Limit.    Any other provision of the Plan notwithstanding, no Participant shall purchase Stock with a Fair Market Value in excess of the following limit:

(i) In the case of Stock purchased during an Offering Period that commenced in the current calendar year, the limit shall be equal to (A) $25,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased in the current calendar year (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company).

(ii) In the case of Stock purchased during an Offering Period that commenced in the immediately preceding calendar year, the limit shall be equal to (A) $50,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company) in the current calendar year and in the immediately preceding calendar year.

(iii) In the case of Stock purchased during an Offering Period that commenced in the second preceding calendar year, the limit shall be equal to (A) $75,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company) in the current calendar year and in the two preceding calendar years.

For purposes of this Subsection (b), the Fair Market Value of Stock shall be determined in each case as of the beginning of the Offering Period in which such Stock is purchased. Employee stock purchase plans not described in section 423 of the Code shall be disregarded. If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Accumulation Period ending in the next calendar year (if he or she then is an Eligible Employee).

SECTION 9. RIGHTS NOT TRANSFERABLE.

The rights of any Participant under the Plan, or any Participant’s interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 5(a).

SECTION 10. NO RIGHTS AS AN EMPLOYEE.

Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

SECTION 11. NO RIGHTS AS A STOCKHOLDER.

A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the last day of the applicable Accumulation Period.

SECTION 12. SECURITIES LAW REQUIREMENTS.

Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

SECTION 13. STOCK OFFERED UNDER THE PLAN.

(a) Authorized Shares.    Subject to shareholder approval, as of May 6, 2005 the cumulative number of shares of Stock reserved for issuance under the Plan shall be 3,000,000 (subject to adjustment pursuant to this Section 13).

(b) Anti-Dilution Adjustments.    The aggregate number of shares of Stock offered under the Plan and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the distribution of the shares of a Subsidiary to the Company’s stockholders or a similar event.

(c) Reorganizations.    Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Corporate Reorganization, the Offering Period and Accumulation Period then in progress shall terminate and shares shall be purchased pursuant to Section 7, unless the Plan is continued or assumed by the surviving corporation or its parent corporation. The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 14. AMENDMENT OR DISCONTINUANCE.

The Board shall have the right to amend, suspend or terminate the Plan at any time and without notice. Except as provided in Section 13, any increase in the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the stockholders of the Company. In addition, any other amendment of the Plan shall be subject to approval by a vote of the stockholders of the Company to the extent required by an applicable law or regulation. The Plan shall terminate automatically 20 years after its adoption by the Board, unless (a) the Plan is extended by the Board and (b) the extension is approved within 12 months by a vote of the stockholders of the Company.

SECTION 15. DEFINITIONS.

(a) “Accumulation Period” means, for Offering Periods in effect prior to May 1, 2005, a six-month period during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to Section 3(b), and for Offering Periods commencing on and after November 1, 2005, “Accumulation Period” shall have the same meaning as “Offering Period.”

(b) “Board” means the Board of Directors of the Company, as constituted from time to time.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means a committee of the Board, as described in Section 2.

(e) “Company” means Redback Networks Inc., a Delaware corporation.

(f) “Compensation” means (i) the total compensation paid in cash to a Participant by a Participating Company, including salaries, wages, bonuses, incentive compensation, commissions, overtime pay and shift premiums, plus (ii) any pre-tax contributions made by the Participant under section 401(k) or 125 of the Code. “Compensation” shall exclude all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, and similar items. The Committee shall determine whether a particular item is included in Compensation.

(g) “Corporate Reorganization” means:

(i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization; or

(ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company.

(h) “Eligible Employee” means any employee of a Participating Company whose customary employment is for more than five months per calendar year and for more than 20 hours per week. The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country which has jurisdiction over him or her or if he or she is subject to a collective bargaining agreement that does not provide for participation in the Plan.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j) “Fair Market Value” means the market price of Stock, determined by the Committee as follows:

(i) If the Stock was traded on The Nasdaq National Market on the date in question, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by The Nasdaq National Market;

(ii) If the Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; or

(iii) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal or as reported directly to the Company by Nasdaq or a stock exchange. Such determination shall be conclusive and binding on all persons.

(k) “IPO” means the initial offering of Stock to the public pursuant to a registration statement filed by the Company with the Securities and Exchange Commission.

(l) “Offering Period” means for Offering Periods in effect prior to May 1, 2005, a 24-month period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 3(a); and for Offering Periods commencing on and after May 1, 2005, a 6-month period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 3(a).

(m) “Participant” means an Eligible Employee who elects to participate in the Plan, as provided in Section 3(c).

(n) “Participating Company” means (i) the Company and (ii) each present or future Subsidiary designated by the Committee as a Participating Company.

(o) “Plan” means this Redback Networks Inc. 1999 Employee Stock Purchase Plan, as it may be amended from time to time.

(p) “Plan Account” means the account established for each Participant pursuant to Section 7(a).

(q) “Purchase Price” means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 7(b).

(r) “Stock” means the Common Stock of the Company.

(s) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 16. EXECUTION.

To record the amendment and restatement of the Plan by the Board on March 30, 2005 the Company has caused its duly authorized officer to execute this document in the name of the Company.

H&H FINANCIAL PRINTING PROOF #1 04/13/05 CUST. RR DONNELLEY FILE NAME 12329 (UST) REDBACK NETWORKS PROXY

REDBACK NETWORKS INC.

300 HOLGER WAY, SAN JOSE, CALIFORNIA 95134

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

REDBACK NETWORKS INC.

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 6, 2005

The undersigned holder of common stock, par value $0.0001, of Redback Networks Inc. (“Redback”) hereby appoints Kevin A. DeNuccio and Susan Marsch, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all common stock of Redback that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, May 6, 2005 at 1:00 p.m. local time, at Redback Networks, 300 Holger Way, San Jose, California 95134, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS REDBACK’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THE UNDERSIGNED STOCKHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE CORPORATE SECRETARY OF REDBACK EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS, “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS REDBACK’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, “FOR” THE APPROVAL OF THE AMENDMENT TO THE 1999 STOCK INCENTIVE PLAN AND “FOR” THE AMENDMENT TO THE 1999 EMPLOYEE STOCK PURCHASE PLAN.

IF YOU ARE VOTING BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

PROXY

H&H FINANCIAL PRINTING PROOF #1 04/13/05 CUST. RR DONNELLEY FILE NAME 12329 (UST) REDBACK NETWORKS PROXY

REDBACK NETWORKS INC.

Two New Ways to Vote

VOTE BY INTERNET OR TELEPHONE

24 Hours a Day – 7 Days a Week It’s Fast and Convenient

INTERNET www.proxyvoting.com/rbak

Go to the website listed above.

Have your proxy card ready.

Enter your Control Number located above your name and address.

Follow the simple instructions on the website.

OR

TELEPHONE

1-888-426-7035

Use any touch-tone telephone.

Have your proxy card ready.

Enter your Control Number above your name and address.

Follow the simple recorded instructions.

OR

MAIL

Mark, sign and date your proxy card.

Detach your proxy card.

Return your proxy card in the postage paid envelope provided.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you have submitted your proxy by the Internet or telephone there is no need for you to mail back your proxy card.

DETACH PROXY CARD HERE IF YOU ARE VOTING BY THE INTERNET OR TELEPHONE

REDBACK NETWORKS INC.

Please mark votes as in this example

1. To elect the following directors to serve for a term ending upon the 2006 Annual Meeting of Stockholders or until their successors are elected and qualified. Nominees: Kevin A. DeNuccio; Paul Giordano; Roy D. Behren; John L. Drew; David C. Friezo; Martin A. Kaplan; and William H. Kurtz.

FOR

WITHHELD

For all nominees, except for nominees written below

Nominee exception(s).

2. To ratify the appointment of PricewaterhouseCoopers LLP as Redback’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

FOR AGAINST ABSTAIN

3. To approve an amendment to the 1999 Stock Incentive Plan to increase the number of shares available for issuance under the plan by 3,099,196 shares in 2005 and by 1,611,582 shares in 2006.

FOR AGAINST ABSTAIN

4. To approve an amendment to the 1999 Employee Stock Purchase Plan to increase the number of shares available for issuance under the plan by 1,500,000.

FOR AGAINST ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Date, 2005

(Signature of stockholder)

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

Please Detach Here

You Must Detach This Portion of the Proxy Card Before Returning it in the Enclosed Envelope